Exhibit 99.1

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

PROTEIN DESIGN LABS, INC.

Protein Design Labs, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1. Article FIRST of the Corporation’s Restated Certificate of Incorporation (the “Certificate of Incorporation”) is hereby amended and restated in its entirety to read as follows:

“FIRST: The name of the Corporation is PDL BioPharma, Inc. (hereinafter sometimes referred to as the “Corporation”).”

2. The foregoing amendment of the Certificate of Incorporation has been duly adopted by the Corporation’s Board of Directors and stockholders in accordance with the provisions of Sections 242 and 222 of the General Corporation Law of the State of Delaware.

4. This amendment to the Corporation’s Certificate of Incorporation shall be effective on and as of the date of filing of this Certificate of Amendment with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, Protein Design Labs, Inc. has caused this Certificate of Amendment to be signed by Mark McDade, President and Chief Executive Officer, this 9th day of January, 2006.

PROTEIN DESIGN LABS, INC.

By:	/s/ Mark McDade
Mark McDade
President and Chief Executive Officer